UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM  8-K

CURRENT  REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 5, 2009

EnergyConnect Group, Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-26226	93-0935149
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

5335 SW Meadows Road, Suite 325, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(503) 603-3500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer.  On January 5, 2009 EnergyConnect Group, Inc. appointed Kevin R. Evans President and Chief Executive Officer of EnergyConnect Group, effective January 5, 2009.  Mr. Evans will also serve as a director on EnergyConnect Group’s Board of Directors.  It has not yet been determined whether Mr. Evans will serve on any board committees in his capacity as director.  During the past five years Mr. Evans has been Senior Vice President, Chief Business Officer, and Chief Financial Officer of the Electric Power Research Institute (“EPRI”), a world renowned leader in research and development in the electricity industry.  While at EPRI, Mr. Evans was instrumental in building its sales, marketing, planning and regulatory programs.  Prior to joining EPRI, Mr. Evans was the Chief Financial Officer of PlaceWare, a leading designer and producer of collaboration and meeting software.  He helped develop the company through its startup phase, raised several rounds of capital, and ultimately sold it to Microsoft.  Prior to PlaceWare, he had substantial banking and international business experience.  Mr. Evans holds an MBA in finance from San Diego State University and a dual baccalaureate in Economics and Management from Sonoma State University.

Pursuant to an employment agreement, EnergyConnect Group has agreed to pay Mr. Evans an annual base salary of $300,000.  Mr. Evans also received a grant of four million stock options, consistent with EnergyConnect Group’s approved stock option plan, with an exercise price equal to $0.12, the closing price of EnergyConnect Group’s stock on January 5, 2009.  In addition, and pursuant to a change of control agreement, EnergyConnect Group has agreed to pay Mr. Evans twelve months of severance pay upon a change of control of EnergyConnect Group or upon Mr. Evan’s termination without cause or his resignation for good reason.

Rodney M. Boucher, the founder and former Chief Executive Officer of EnergyConnect Group, will take on strategic development support as Chief Technology Officer and remain an active member of EnergyConnect Group’s board.  Mr. Boucher will report directly to William C. McCormick, Chairman of EnergyConnect Group’s board.

A copy of the press release issued by EnergyConnect Group on the date hereof regarding the foregoing is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits 99.1 Press release issued January 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 6, 2009.
EnergyConnect Group, Inc.

/s/ Randall R. Reed
Randall R. Reed
Chief Financial Officer